SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 31, 1997



                             WATKINS-JOHNSON COMPANY
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             (Exact name of registrant as specified in its charter)



      CALIFORNIA                    1-5631                     94-1402710
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(State of Organization)       (Commission Number)    (IRS Employer I.D. Number)



   3333 Hillview Avenue, Palo Alto, California                 94304-1223
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (650) 493-4141


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 1997, Registrant sold all the outstanding shares of its wholly-owned subsidiary, originally named W-J TSMD Inc. and later renamed Stellex Microwave Systems, Inc. ("SMS"), to TSMD Acquisition Corp., an affiliate of Mentmore Holdings Corporation. Registrant had previously contributed its defense electronics, microwave components and subsystems business to SMS. The transaction was completed under a previously-announced Stock Purchase Agreement dated as of August 29, 1997.

         The gross purchase price (all paid in cash) plus receivables retained by Registrant related to the business sold totaled approximately $103 million. The purchase price is subject to possible downward adjustment based on a post-closing reconciliation.

         Registrant  is  subleasing   space  to  the  purchaser  in  Palo  Alto,
California for three years. Registrant and the purchaser also entered into two post-closing supply agreements and a marketing agreement.

         The consideration for this transaction was determined by arms'-length negotiations. Registrant had also discussed the sale of SMS with other potential purchasers.

         To Registrant's knowledge, no relationship exists between the purchaser, on one hand, and Registrant, any affiliate, director or officer of Registrant, or any associate of any director or officer of Registrant, on the other hand.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Registrant will file the pro forma financial information required by this item no later than January 14, 1998.

         (c)      Exhibits.

                  The following exhibit is attached to this report:

                  99.1 Stock Purchase Agreement dated as of August 29, 1997 by and among Registrant, SMS and TSMD Acquisition Corp.



         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     WATKINS-JOHNSON COMPANY


                                     By   /s/W. Keith Kennedy, Jr.
                                          --------------------------------------
                                          W. Keith Kennedy, Jr.
                                          President